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                                                                EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in this registration statement of Corporate Express, Inc. on Form S-4 (File No. 333-______) of our report dated June 11, 1996 on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 2, 1996 and February 25, 1995, and for the years ended March 2, 1996, February 25, 1995 and February 28, 1994.



/s/ Coopers & Lybrand L.L.P.


Cooper & Lybrand L.L.P.

Denver, Colorado
July 9, 1996